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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: August 30, 1996





                                   LASERSCOPE
             (Exact name of Registrant as specified in its charter)



        CALIFORNIA                       0-18053                  77-0049527
(State or other jurisdiction of        (Commission             (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)




                               3052 ORCHARD DRIVE
                         SAN JOSE, CALIFORNIA 95134-2011
               (Address of principal executive offices) (Zip code)


                                 (408) 943-0636
              (Registrant's telephone number, including area code)
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Item 2. Acquisition or Disposition of Assets.

         Pursuant to the Acquisition Agreement dated April 23, 1996 (the "Agreement") by and between Laserscope, a California corporation (the "Company") and Heraeus Med GmbH ("HME"), a German company organized under the laws of the Federal Republic of Germany, Laserscope agreed to acquire all of the outstanding shares of capital stock of Heraeus Surgical, Inc., a Delaware corporation and wholly-owned subsidiary of HME, along with certain assets and liabilities related to HME's laser distribution operations, in exchange for 4,609,345 shares of Laserscope common stock and $2 million (the "Acquisition"). The Acquisition was consummated on August 30, 1996 (the "Closing Date"), following approval of the Acquisition by Laserscope's shareholders.

         As of the Closing Date, HME beneficially owned approximately 39.5% of the outstanding shares of Laserscope common stock. Pursuant to the Agreement, in the event Laserscope breaches its representations and warranties thereunder, Laserscope may be required to indemnify HME by issuing up to 500,000 additional shares of Laserscope common stock to HME (the "Indemnification Shares"). If Laserscope issued all of the Indemnification Shares to HME, HME would beneficially own, as of the Closing Date, approximately 42% of the outstanding shares of Laserscope common stock. In addition, in connection with the Acquisition, the Laserscope Board of Directors amended Laserscope's Bylaws to increase the number of directors on the Laserscope Board to eight.

         Under the Agreement, Laserscope has agreed to reduce its number of directors from eight to seven one year from the Closing Date. Commencing one year after the closing of the Acquisition, for so long after such anniversary as HME owns at least 3.3 million shares of Laserscope common stock, Laserscope has agreed to use its best efforts to have three nominees of HME elected to the Laserscope Board of Directors; for so long after such anniversary as HME owns at least 1.6 million shares of Laserscope common stock, Laserscope has agreed to use its best efforts to have at least two nominees of HME elected to the Laserscope Board of Directors; and for so long after such anniversary as HME owns at least 600,000 shares of Laserscope common stock, Laserscope has agreed to use its best efforts to have one nominee of HME elected to the Board. Furthermore, for so long as HME owns at least 600,000 shares of Laserscope common stock, Laserscope has agreed not to increase, or ask its shareholders to increase, the number of directors beyond seven without the prior consent of HME.

         Laserscope paid HME $2 million as partial consideration for the HME Assets. Laserscope also expects to incur approximately $1.5 million of additional costs relating to the Acquisition within the first six months after the Closing of the Acquisition. Laserscope expects to finance the Acquisition and related costs from current cash resources and cash from operations.

         The details of the Agreement and the Acquisition are set forth in:
Laserscope's Proxy Statement dated July 29, 1996 (the "Proxy Statement") pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). On July 29, 1996, Laserscope filed the Proxy Statement with the Securities and Exchange Commission (the "Commission") and mailed the same to Laserscope shareholders of record as of July 15, 1996.


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The Proxy Statement is attached as an exhibit hereto and is incorporated by reference herein pursuant to Rule 12b-23 promulgated under the Exchange Act.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements of Business Acquired.

            It is currently impracticable for the Company to provide the financial statements required pursuant to Rule 3-05(b) of Regulation S-X. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than October 29, 1996.

        (b) Pro Forma Financial Information.

        It is currently impracticable for the Company to provide the financial statements required pursuant to Article 11 of Regulation S-X. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than October 29, 1996.

        (c) Exhibits.

            *2.1 Acquisition Agreement dated April 23, 1996 between Laserscope and Heraeus Med GmbH (included as Exhibit A to the Proxy Statement of Laserscope dated July 29, 1996, which is incorporated herein by reference).

            *20.1 Proxy Statement of Laserscope dated July 29, 1996.

             99.1 Press Release of Laserscope dated September 3, 1996.

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*Filed with the Commission on July 29, 1996 and incorporated as an exhibit hereto pursuant to Rule 12b-32 promulgated under the Exchange Act.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     LASERSCOPE
                                     (Registrant)



Dated:  September 11, 1996           By:    /s/ DENNIS LALUMANDIERE
                                        ---------------------------------------
                                           Dennis LaLumandiere
                                           Vice President of Finance and
                                           Chief Financial Officer




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                                INDEX TO EXHIBITS



                                                             Page Number Under
Exhibit                                                     Sequential Numbering
  No.                        Exhibit                               System

  *2.1 Acquisition Agreement dated April 23, 1996 between Laserscope and Heraeus Med GmbH

  *20.1    Proxy Statement of Laserscope dated July 29,
           1996

  99.1     Press Release of Laserscope dated
           September 3, 1996                                          6

*Filed with the Commission on July 29, 1996 and incorporated as an exhibit hereto pursuant to Rule 12b-32 promulgated under the Exchange Act.


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